Exhibit 99.1

TDM, LLC

Financial Statements

For the years ended December 31, 2020 and 2019

TDM, LLC

TDM, LLC

Independent Auditor’s Report

October 18, 2021

To the Members

TDM, LLC

Englewood, Colorado

Report on the Financial Statements

We have audited the accompanying financial statements of TDM, LLC, which comprise the statements of financial position as of December 31, 2020 and 2019, and the related statements of activities and cash flows for the years then ended and the related notes to the financial statements.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is dependent on financing that is not guaranteed, which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TDM, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows.

Emphasis of a Matter

TDM,LLC has significant transactions and relationships with related party affiliates, including entities controlled by the Members, which are described in Note 7 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist. Our opinion is not modified with respect to this matter.

Certified Public Accountants

Lakewood, CO

TDM, LLC

Balance Sheets

As of December 31,	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$264,798	$200,972
Inventory	334,214	400,289
Prepaid expenses and other current assets	4,358	5,076
Total current assets	603,370	606,337
Non-current assets
Property and equipment, net	18,805	7,212
Operating lease right-of-use asset	466,142	595,944
Other non-current assets	7,500	7,500
Total non-current assets	492,447	610,656
Total Assets	1,095,817	1,216,993

LIABILITIES AND MEMBER'S EQUITY
Current liabilities
Accounts payable	327,607	257,182
Accrued expenses and other current liabilities	351,638	480,446
Current portion of lease obligation	129,875	122,089
Total current liabilities	809,120	859,717
Long-term liabilities
Lease obligation, net of current portion	331,186	477,805
Total liabilities	1,140,306	1,337,522

Commitments and contingencies (see note 6)	—	—

Member's equity (deficit)	(44,489)	(120,529)
Total liabilities and member's equity	$1,095,817	$1,216,993

See accompanying independent auditor’s report and notes to the financial statements

TDM, LLC

Statement of Income and Member’s Equity (Deficit)

For the year ended December 31,	2020	2019

Product sales, net	$13,500,618	$10,708,913
Cost of goods sold	9,785,330	6,900,349
Gross margin	3,715,288	3,808,564

Operating expenses
Labor and benefits	1,391,432	1,271,328
Occupancy costs	213,843	182,699
Professional services	383,825	421,965
Office supplies and equipment	111,923	106,383
Advertising and promotion	41,064	147,521
Depreciation	2,807	1,912
Other operating expense	288,206	336,657
Total operating expenses	2,433,100	2,468,465

Operating income	1,282,188	1,340,099

Other Income	9,120	4,158
Net Income	$1,291,308	$1,344,257

Member's equity, beginning of the year	(120,529)	222,909
Contributions from member	59,000	—
Distributions to member	(1,274,268)	(1,687,695)
Member's equity (deficit), end of the year	$(44,489)	$(120,529)

See accompanying independent auditor’s report and notes to the financial statements

TDM, LLC

Statements of Cash Flows

For the year ended December 31,	2020	2019
Cash flows from operating activities
Net income	$1,291,308	$1,344,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,807	1,912
Lease payments (greater than) less than lease expense	(9,031)	9,450
Changes in operating assets and liabilities:
Inventories	66,075	(59,081)
Prepaid expenses and other current assets	718	4,578
Accounts payable	70,425	21,104
Accrued expenses and other current liabilities	(128,808)	209,264
Net cash provided by operating activities	1,293,494	1,531,484
Cash flows from investing activities
Purchase of property and equipment	(14,400)	(4,800)
Net cash used for investing activities	(14,400)	(4,800)
Cash flows from financing activities
Contributions from member	59,000	—
Distributions to member	(1,274,268)	(1,687,695)
Net cash used for financing activities	(1,215,268)	(1,687,695)
Net increase (decrease) in cash and cash equivalents	63,826	(161,012)
Cash and cash equivalents at the beginning of the year	200,972	361,984
Cash and cash equivalents at the end of the year	$264,798	$200,972

Supplemental cash flow Information
Cash paid during the year for:	2020	2019
Amounts included in the measurement of lease liabilities	$201,569	$89,380

Supplemental non-cash financing activity	2020	2019
ROU assets obtained in exchange for new lease liabilities	—	$671,197

See accompanying independent auditor’s report and notes to the financial statements

TDM, LLC

Notes to Financial Statements

1.ORGANIZATION AND NATURE OF BUSINESS

TDM, LLC (“TDM” or the “Company”) is a single member limited liability company which was formed in October 2014 under the laws of Colorado. Under the terms of the operating agreement, TDM will continue in existence until the member makes a determination to dissolve the entity. The Company’s principal business is retail sales of recreational and medicinal cannabis products. The licensed retail store is located in Englewood, Colorado and the Company’s business office is located in Denver, Colorado.

The Company’s business is subject to legal risk. Even though the State of Colorado has granted licenses to the Company for retail distribution of marijuana products, these activities remain illegal under federal law. This causes difficulty in obtaining traditional banking and financing relationships. If the federal government elects to enforce the laws as currently written or changes the laws with respect to cannabis, it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company. The Company is also subject to a variety of state laws, regulations, and local ordinances.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and such results could be material.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents. FDIC insured cash balances held in a bank are approximately $147,000 and $23,000 as of December 31, 2020 and 2019, respectively. The Company has not experienced any losses on this account, and management believes that the Company’s risk of loss is remote. The remainder of the Company’s recorded cash balances consist of cash on hand.

Inventories

Inventories consist of finished goods ready for sale to retail customers and are stated at the lower of cost or net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale. The Company periodically reviews physical inventory to specifically identify and adjust the value of excess, obsolete, and otherwise unsaleable items. Based on the low level of historical write-offs and frequent inventory turnover, management believes that obsolete inventory as of the fiscal year end is immaterial, and therefore no reserve for obsolete inventory is recorded as of December 31, 2020 or 2019.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When property and equipment is sold or retired, the cost and accumulated depreciation are eliminated from the accounts and gains or losses are recorded in the statements of income. Expenditures for maintenance and repairs are expensed as incurred.

TDM, LLC

Notes to Financial Statements

Depreciation is determined using the straight-line method over the following estimated useful liv s:

Leasehold Improvements	3-5 years
Equipment	5 years

Impairment of Long-Lived Assets

GAAP requires that long-lived assets, such as property and equipment, be reviewed for impai ment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to undiscounted future net cash flows the asset is expected to generate. Specifically, management projects undiscounted cash flows expected over the period to be benefited. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Estimates of expected future cash flows represent management’s best estimate based on currently available information and reasonable, supportable assumptions. Any impairment recognized is permanent and may not be restored. As of December 31, 2020, and 2019, the Company believes no indicators of impairment exist.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, “revenue standard” or “ASC 606”). Revenue from Contracts with Customers and all the related amendments (the

The Company generates revenue from the sale of cannabis to individual retail customers. It recognizes this revenue at a point in time when control of the goods has been transferred to the customer at an amount which reflects the consideration the Company receives in exchange for those goods. The Company’s sales consist of a single performance obligation for which the transaction price for a given product sold is equivalent to the price quoted for the product, net of any discounts or allowances applicable at a point in time.

The Company has elected to exclude from measurement of the transaction price all taxes (e.g., sales, use, value added and certain excise taxes) that are assessed by a governmental authority in connection with a specific revenue-producing transaction and collected by the Company from the customer. Accordingly, the Company recognizes revenue net of taxes.

The Company generally does not have contract assets or contract liabilities.

Cost of Goods Sold

Cost of goods sold includes the costs of inventory sold including the product packaging as well as any inventory shrink due to theft or waste.

Advertising and Marketing costs

Advertising and marketing costs are expensed as incurred.

Income Taxes

The Company has elected to be taxed as an S-Corporation under the provisions of the United States Internal Revenue Code. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s member and no provision for income taxes has been reflected in these financial statements.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842” or the “new lease standard”). The Company adopted ASC 842 as of January 1, 2019, using the effective date method.

TDM, LLC

Notes to Financial Statements

ASC 842 requires companies leasing assets to recognize on their balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset. The Company elected to apply the short- term lease exemption for all leases with an original term of less than 12 months, for purposes of applying the recognition and measurement requirements in the new lease standard. See Note 4 for further discussion of the Company’s leases.

Other accounting standards have been issued or proposed by the FASB that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3.PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

As of December 31,	2020	2019
Leasehold Improvements	$16,170	$1,770
Equipment	8,300	8,300
Total property and equipment	24,470	10,070
Less: Acummulated depreciation	(5,665)	(2,858)
Property and equipment, net	$18,805	$7,212

4.LEASES

The Company has operating leases for office space (“office lease”) and for its retail building (“store lease”).

From January 2019 through October 2019, the store lease was with a third-party lessor. As the remaining term on this lease was less than 12 months upon adoption of ASC 842, the Company elected not to apply the recognition and measurement provisions of the new lease standard to this lease.

When the third-party store lease expired, the building was acquired by Bellewood Holdings, LLC (“Bellewood”), a related party company under common ownership. The Company entered a new 5- year lease with Bellwood. The Company’s office lease is a 4-year lease that commenced in December 2018. Both of the Company’s leases include options to extend the lease term, however these options are not reasonably certain to be exercised and therefore are not included in the determination of the lease obligation or ROU asset. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The weighted average remaining term of the Company’s leases is 3.1 years as of December 31, 2020.

In addition to the monthly base rent payments, the Company pays additional amounts to cover the cost of insurance, property taxes, and other operating expenses. These additional payments are variable and, in accordance with ASC 842, are excluded from the recognition and measurement of the lease obligation.

The Company’s operating lease liabilities and ROU assets are presented separately on the accompanying Balance Sheet. The leases do not have a stated interest rate, and therefore management used a discount rate of 10% to determine the present value of the lease obligation.

Lease expense is recognized on a straight-line bases over the term of the lease, with incremental variable lease payments are expensed as incurred. Lease expense is included in Occupancy costs in the accompanying Statement of Income and Member’s Equity. The components of lease expense are as follows:

For the year ended December 31,	2020	2019
Operating lease cost	$184,726	$160,188
Variable lease cost	29,117	22,511
Total lease cost	$213,843	$182,699

TDM, LLC

Notes to Financial Statements

Maturity of Lease Obligation as of December 31, 2020
2021	$171,056
2022	186,680
2023	102,000
2024	85,000
Total lease payments	544,736
Less: Interest	(83,675)
Present value of lease obligation	$461,061

5.ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Details of the Company’s accrued expenses and other current liabilities are as follows:

As of December 31,	2020	2019
Sales tax accruals	$309,119	$439,662
Payroll accruals	41,389	40,090
Other expense accruals	1,131	694
Total accrued liabilities and other current assets	$351,638	$480,446

6.COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company followed applicable local and state regulation for the years ended December 31, 2020 and 2019, and through the date of the financial statements, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

7.RELATED PARTY TRANSACTIONS

As discussed above in Note 4, the Company’s current store lease is with a Bellwood, a related party. The initial term of the lease is five years and includes an option for two successive terms of three years each. The total lease payments to Bellwood were $102,000 and $8,500 for the years ended December 31, 2020 and 2019, respectively. The portion of the Company’s lease obligation and associated ROU asset attributable to the related party lease are as follows:

As of December 31,	2020	2019
Lease obligation attributable to related party lease	$315,177	$389,680
ROU asset attributable to related party lease	$317,161	$381,464

The Company also compensates its owner for his role in managing the business. The Company paid the owner approximately $280,000 in both 2020 and 2019. These costs are included in Labor and benefits in the accompanying Statement of Income and Member’s Equity.

8.SIGNIFICANT CONCENTRATIONS

The Company’s operations consistent of a single retail store. Any events or circumstances that occur to prevent the store from operating for a significant period of time, or that affect the demand for its products or costs of operation in its geographic location, could have a material adverse impact on the Company’s results of operations.

TDM, LLC

Notes to Financial Statements

9.SUBSEQUENT EVENTS

The Company has evaluated events through October 18, 2021, which is the date the consolidated financial statements were available to be issued. There were no material subsequent events that require recognition or disclosure in these consolidated financial statements other than those described below.

Acquisition

The Company, along with two affiliated entities, Trees Portland, LLC and Trees Waterfront, LLC, (all together “Trees”) entered into an Asset Purchase Agreement with General Cannabis Corporation, a Colorado Corporation (“the Acquirer”), pursuant to which the Acquirer purchased certain assets of Trees with the intent to assume its cannabis retail sales operations. Trees agreed to receive a portion of the Acquirer’s shares of common stock and $5 million of cash as consideration. The sale will become effective upon approval by the Colorado Marijuana Enforcement Division.